EXHIBIT 99.1



NEWS RELEASE
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Date:         February 19, 2004
Contact:      Joe L. Powers
              Executive Vice President
              P.O. Box 141000
              Nashville, TN  37214-1000
Phone:        (615) 902-1300
Fax:          (615) 883-6353
Website:      www.thomasnelson.com

            THOMAS NELSON DECLARES CASH DIVIDEND

NASHVILLE, TN, February 19, 2004. Thomas Nelson, Inc. (NYSE:TNM) today announced that the Board of Directors has declared a cash dividend of $0.04 (four cents) per share for each Common and Class B Common share outstanding. This represents an indicated annual cash dividend of $0.16 (sixteen cents) per share. The dividend is payable April 19, 2004 to shareholders of record at the close of business on April 5, 2004.

Thomas Nelson, Inc. is a leading publisher and distributor of books emphasizing Christian, inspirational and family value themes and believes it is the largest publisher of Bibles and inspirational books in the English language. For more information, visit the Company's website at www.thomasnelson.com.

Thomas Nelson's stock is listed on the New York Stock Exchange
(TNM-NYSE).

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